UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

INFORMATION STATEMENT

SCHEDULE 14C
 (RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

LITFUNDING CORP.
 (Name of Registrant As Specified in Charter)

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(2) Aggregate number of securities to which transaction applies: N/A

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(4) Proposed maximum aggregate value of transaction:

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[  ] Fee paid previously with preliminary materials

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LITFUNDING CORP.
6375 S. PECOS ROAD
LAS VEGAS, NV 89120
 (702) 898-8388

To Our Stockholders:

The purpose of this letter is to inform you that we intend to complete the following actions:

1.

Amend our Articles of Incorporation, as amended, by written consent of our stockholders to change our name to "Global Entertainment Holdings, Inc.," and

2.

Effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:3 to 1:10, as determined in the sole discretion of our Board of Directors.

WE ARE NOT ASKING FOR YOUR PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and our By-Laws, as amended, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Articles of Incorporation, as amended. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

October 23, 2007	By:	/s/ Gary Rasmussen
Gary Rasmussen
Interim Chief Executive Officer

LitFunding Corp.

6375 S. Pecos Road

Las Vegas, NV 89120

(702) 898-8388

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement will be mailed on or about November 2, 2007 to the stockholders of record of LitFunding Corp., at the close of business on August 30, 2007, and October 1, 2007 (the "Record Dates"). This Information Statement is being sent to you for information purposes only. No action is requested on your part. This Information Statement is being furnished to our stockholders to inform you of the adoption of resolutions by written consent by the holders of a majority of the outstanding shares of our common stock, par value $0.001.

The resolutions give us the authority to amend our Articles of Incorporation, as amended, to:

1.

Change our name to "Global Entertainment Holdings, Inc." and

2.

Effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:3 to 1:10, as determined in the sole discretion of our Board of Directors.

VOTING INFORMATION

As of the Record Date of August 30, 2007, we had authorized 230,000,000 shares of common stock, of which 84,413,902 shares were issued and outstanding.  As of the Record Date of October 1, 2007, we had authorized 230,000,000 shares of common stock, of which 84,413,902 shares were issued and outstanding.  Each share of common stock has one vote.

On August 30, 2007, a majority of votes representing 58.8% of our common stock executed a written consent in favor of the action to amend our Articles of Incorporation, as amended, to change our name to "Global Entertainment Holdings, Inc."   On October 1, 2007, a majority of votes representing 58.8% of our common stock have executed a written consent authorizing us to amend our Articles of Incorporation, as amended, to effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:3 to 1:10, as determined in the sole discretion of our Board of Directors.

These consents satisfy the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be effected on or about the close of business on November 23, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF AUGUST 30, 2007

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of August 30, 2007, by each person known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director and nominee, (iii) each of the executive officers who were serving as executive officers at the end of the December 31, 2006 fiscal year and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on August 30, 2007, plus shares of common stock subject to options, warrants and conversion rights held by such person on August 30, 2007, and exercisable or convertible within 60 days thereafter.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percent of Class (2)
Morton Reed, Ph.D. (3)	8,065,000	9.4%
Stanley Weiner (4)	1,758,700	2.1%
Donald Hejmanowski	300,000	*
Terry Gabby (5)	500,000	*
Rochester Capital Partners, LP (6) 3155 E. Patrick Lane, #1 Las Vegas, NV 89120	49,600,300	58.8%
Gary Rasmussen (7)	51,068,300	60.0%
All Directors and Executive Officers as a group (5 people)	61,692,000	70.4%

* Less than 1%

(1)  Unless otherwise stated, the address of each beneficial owner is 6375 S. Pecos Rd., Ste. 217, Las Vegas, NV 89120.

(2)  The number of shares of common stock issued and outstanding on August 30, 2007, was 84,413,902 shares.

(3)  Mr. Reed’s beneficial ownership is comprised of 6,620,000 shares of common stock, 32,500 shares of common stock that are issuable within 60 days upon the exercise of options with an exercise price of $1.00 and an expiration date of February 3, 2008, 250,000 shares issuable within 60 days upon the exercise of options with an exercise price of $0.30 and an expiration date of December 21, 2014, 500,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.53 and an expiration date of January 20, 2015, 500,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.99 and an expiration date of September 6, 2008, 50,000 shares of common stock that are issuable within 60 days upon the exercise of warrants with an exercise price of $0.10 and an expiration date of December 22, 2008, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of August 6, 2009, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of November 6, 2009, 37,500 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of January 20, 2010, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of February 6, 2010 and 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of May 6, 2010.

(4)  Mr. Weiner’s beneficial ownership is comprised of 1,071,200 shares of common stock, 350,000 shares of common stock that are issuable within 60 days upon the exercise of options with an exercise price of $0.30 and an expiration date of December 21, 2014, 300,000 shares of common stock issuable upon exercise of options with an exercise price of $0.99 and an expiration date of September 17, 2008, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with have an exercise price of $0.20 per share and an expiration date of February 6, 2010 and 18,750 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.20 per share and an expiration date of May 5, 2010.

(5)  Mr. Gabby’s beneficial ownership is comprised of 150,000 shares of common stock, 250,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.08 and an expiration date of August 30, 2009, 50,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.04 and an expiration date of November 21, 2009 and 50,000 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.04 and an expiration date of November 27, 2009.

 (6)  Rochester Capital Partners, LP’s beneficial ownership is comprised of 49,600,300 shares of common stock.  Mr. Rasmussen's revocable living trust serves as the General Partner of Rochester Capital Partners, LP, a Nevada Limited Partnership. Mr. Rasmussen's trust owns a majority of the partnership and Mr. Rasmussen has sole dispositive and voting control over the shares.

(7)  Mr. Rasmussen’s beneficial ownership is comprised of 718,000 shares of common stock, 750,000 shares of common stock issuable within 60 days upon the conversion of Series B Convertible Preferred Stock upon the spin-off of our subsidiary, Global Universal Film Group, Inc., or upon automatic conversion on December 7, 2007, whichever is sooner, and 49,600,300 shares of common stock owned through Rochester Capital Partners, LP, of which Mr. Rasmussen is the General Partner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 1, 2007

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of October 1, 2007, by each person known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director and nominee, (iii) each of the executive officers who were serving as executive officers at the end of the December 31, 2006 fiscal year and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on October 1, 2007, plus shares of common stock subject to options, warrants and conversion rights held by such person on October 1, 2007, and exercisable or convertible within 60 days thereafter.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percent of Class (2)
Morton Reed, Ph.D.(3)	8,065,000	9.4%
Stanley Weiner (4)	1,758,700	2.1%
Donald Hejmanowski	300,00	*
Terry Gabby (5)	500,000	*
Rochester Capital Partners, LP (6) 3155 E. Patrick Lane, #1 Las Vegas, NV 89120	49,600,300	58.8%
Gary Rasmussen (7)	51,068,300	60.0%
All Directors and Executive Officers as a group (3 people)	61,692,000	70.4%

* Less than 1%

(1)  Unless otherwise stated, the address of each beneficial owner is 6375 S. Pecos Rd., Ste. 217, Las Vegas, NV 89120.

(2)  The number of shares of common stock issued and outstanding on October 1, 2007, was 84,413,902 shares.

(3)  Mr. Reed’s beneficial ownership is comprised of 6,620,000 shares of common stock, 32,500 shares of common stock that are issuable within 60 days upon the exercise of options with an exercise price of $1.00 and an expiration date of February 3, 2008, 250,000 shares issuable within 60 days upon the exercise of options with an exercise price of $0.30 and an expiration date of  December 21, 2014, 500,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.53 and an expiration date of January 20, 2015, 500,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.99 and an expiration date of September 6, 2008, 50,000 shares of common stock that are issuable within 60 days upon the exercise of warrants with an exercise price of $0.10 and an expiration date of December 22, 2008, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of August 6, 2009, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of November 6, 2009, 37,500 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of January 20, 2010, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of February 6, 2010 and 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.20 and an expiration date of May 6, 2010.

(4)  Mr. Weiner’s beneficial ownership is comprised of 1,071,200 shares of common stock, 350,000 shares of common stock that are issuable within 60 days upon the exercise of options with an exercise price of $0.30 and an expiration date of December 21, 2014, 300,000 shares of common stock issuable upon exercise of options with an exercise price of $0.99 and an expiration date of September 17, 2008, 18,750 shares of common stock issuable within 60 days upon the exercise of warrants with have an exercise price of $0.20 per share and an expiration date of February 6, 2010 and 18,750 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.20 per share and an expiration date of May 5, 2010.

(5)  Mr. Gabby’s beneficial ownership is comprised of 150,000 shares of common stock, 250,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.08 and an expiration date of August 30, 2009, 50,000 shares of common stock issuable within 60 days upon the exercise of options with an exercise price of $0.04 and an expiration date of November 21, 2009 and 50,000 shares of common stock issuable within 60 days upon the exercise of warrants with an exercise price of $0.04 and an expiration date of November 27, 2009.

 (6)  Rochester Capital Partners, LP’s beneficial ownership is comprised of 49,600,300 shares of common stock.  Mr. Rasmussen's revocable living trust serves as the General Partner of Rochester Capital Partners, LP, a Nevada Limited Partnership. Mr. Rasmussen's trust owns a majority of the partnership and Mr. Rasmussen has sole dispositive and voting control over the shares.

(7)  Mr. Rasmussen’s beneficial ownership is comprised of 718,000 shares of common stock, 750,000 shares of common stock issuable within 60 days upon the conversion of Series B Convertible Preferred Stock upon the spin-off of our subsidiary, Global Universal Film Group, Inc., or upon automatic conversion on December 7, 2007, whichever is sooner, and 49,600,300 shares of common stock owned through Rochester Capital Partners, LP, of which Mr. Rasmussen is the General Partner.

AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE OUR NAME TO “GLOBAL ENTERTAINMENT HOLDINGS, INC.”

REASON FOR THE NAME CHANGE

We began doing business under the name LitFunding Corp. on February 21, 2003.  We experienced a change of control during the second and third quarters of 2007.  As a result, management determined to change our business plan.  Since that time we have focused our efforts on new markets as we believe those markets offer the best opportunity for growth as a company. We believe the name "Global Entertainment Holdings, Inc." will better capture the business on which we are currently focused.

IMPLEMENTATION OF PROPOSAL

On August 30, 2007, our Board of Directors adopted a resolution, and the holder of a majority of the outstanding shares of our common stock executed a written consent, authorizing us to amend our Articles of Incorporation, as amended, to change our name to "Global Entertainment Holdings, Inc." The form of the amendment to the Articles of Incorporation, as amended, is attached to this Information Statement as Attachment A. The currently outstanding stock certificates evidencing shares of our common stock bearing the name "LitFunding Corp." will continue to be valid and represent shares of our common stock following the name change. In the future, new certificates will be issued bearing our new name, but this will not affect the validity of your current stock certificates.

AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED, TO AUTHORIZE US TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF FROM 1:3 TO 1:10, AS DETERMINED IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS

OVERVIEW

On October 1, 2007, stockholders holding a majority of shares entitled to vote authorized a reverse stock split of our outstanding common stock in the range of from 1:3 to 1:10 (or more plainly stated, the range would be as low as from one new share to be exchanged for three existing shares, to as high as one new share to be exchanged for ten existing shares), as determined in the sole discretion of the Board of Directors.  Our Board will have the discretion to elect, as it determines to be in the best interests of our Company and our stockholders, to effect the reverse split at any exchange ratio within the range at any time before our 2008 annual stockholder meeting. The Board may elect not to implement the approved reverse split at its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the reverse split, if implemented, and to act in the best interests of our Company and our stockholders.

THE PURPOSE FOR WHICH THE BOARD WOULD EFFECT THE REVERSE SPLIT

In order to attempt to proportionally raise the per share price of our common stock, the Board of Directors believes that it is in the best interests of our stockholders for the Board to obtain the authority to implement a reverse stock split. The Board believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the reverse stock split.  The Board will carry out the reverse stock split only upon the Board’s determination that the reverse stock split would be in the best interests of our stockholders at that time.

REVERSE SPLIT MAY INCREASE OUR ABILITY TO EFFECT ACQUISITIONS AND/OR ATTRACT A MERGER CANDIDATE

To accomplish the reverse split, we would file an amendment to the Articles of Incorporation, as amended, with the Nevada Secretary of State. The form of amendment to the Articles of Incorporation, as amended, to accomplish the proposed reverse split is attached to this Information Statement as Attachment B. The text of the amendment to the Articles of Incorporation, as amended, is subject to modification to include such changes as may be required by the laws of the state of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split. If the Board elects to implement the reverse split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the selected exchange ratio for the reverse split. The number of authorized shares of the common and preferred stock would remain unchanged. The reverse split would become effective upon filing the amendment to the Articles of Incorporation, as amended, with the Secretary of State. No further action on the part of stockholders would be required to either effect or abandon the reverse split. If the Board does not implement the reverse stock split prior to our 2008 annual stockholder meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed and abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE SPLIT

If we implement the reverse split, the immediate effects would be to reduce the number of shares of our outstanding common stock and to increase the trading price of our common stock. However, the effect of any effected reverse split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of our common stock after the reverse split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse split or remain at an increased level for any period. Also, the reverse stock split could eventually lead to a decrease in the trading price of the common stock. The trading price of our common stock may also change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

EFFECTS OF THE REVERSE SPLIT ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

If we implement the reverse split, the number of shares of our common stock held by each Stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by the selected exchange ratio, and then rounded up to the nearest whole share. The reverse split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

EFFECT OF THE REVERSE SPLIT ON OPTIONS, WARRANTS AND OTHER SECURITIES

All outstanding options and warrants entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse split, as required by the terms of these securities. In particular, proportionate adjustments would be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which would result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split. However, any reverse split of our common shares will have no affect on outstanding shares of our Preferred Stock currently outstanding. Also, the number of shares reserved for issuance under any existing employee stock option plan would be reduced proportionally based on the selected exchange ratio of the reverse stock split.

OTHER EFFECTS OF A REVERSE SPLIT ON OUTSTANDING SHARES

If the reverse split is implemented, the rights and preferences of the outstanding shares of the common stock would remain the same after the reverse split. Each share of common stock issued pursuant to the reverse split would be fully paid and non-assessable. The reverse split would result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

AUTHORIZED SHARES OF COMMON STOCK

The reverse split, if implemented, would not change the number of authorized shares of our common stock as designated by our Articles of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

The additional shares of common stock that would become available for issuance could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed reverse split has been prompted by business and financial considerations, stockholders nevertheless should be aware that the reverse split could facilitate future efforts by Company management to deter or prevent a change in control of our Company. The Board has no current plans to use any of the additional shares of common stock that would become available following a reverse split, if any, for any such purposes.

PROCEDURE FOR IMPLEMENTING THE PROPOSED REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

Our Board may elect whether or not to declare the reverse split at any time before our 2008 Annual Meeting of Stockholders. The reverse split would be implemented by filing the amendment to the Articles of Incorporation, as amended, with the Nevada Secretary of State, and the reverse split would become effective on the date the filing is accepted by the Secretary of State.

As of the effective date of the reverse split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

If we elect to exchange share certificates, our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

ACCOUNTING CONSEQUENCES OF A REVERSE SPLIT

The par value per share of our common stock would remain unchanged if we implement the reverse split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the selected exchange ratio of the reverse split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a reverse split.

FRACTIONAL SHARES RESULTING FROM A REVERSE SPLIT, IF IMPLEMENTED

We will not issue fractional shares in connection with the reverse split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the reverse split, any fractional shares which result from the reverse split will be rounded up to the next whole share.

NO APPRAISAL RIGHTS

Under the General Corporation Law of the State of Nevada, stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Articles of Incorporation, as amended, to effect the reverse split.

The amendment to the Articles of Incorporation, as amended, is attached as Attachment B to this Information Statement.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of "householding" proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this Information Statement. We will promptly deliver an additional copy of this Information Statement and the accompanying materials to a beneficial holder at a shared address upon written or oral request. A beneficial holder who wishes to receive a separate copy, or holders sharing an address who are currently receiving multiple copies and wish to receive a single copy of this or future proxy materials should submit a written request to Terry Gabby, Secretary, LitFunding Corp., 6375 S. Pecos Rd., Suite 217, Las Vegas, NV 89120, or call (702) 898-8388.

ATTACHMENT A

STATE OF NEVADA

AMENDMENT OF

ARTICLES OF INCORPORATION, AS AMENDED OF LITFUNDING CORP.

(the “Corporation”)

The Corporation, organized and existing under and by virtue of the Laws of the State of Nevada, does hereby certify:

FIRST: That at a meeting of the Board of Directors of LitFunding Corp. (No. C14934-1996) held on August 30, 2007, by telephone, a resolution was duly adopted recommending a proposed amendment of the Articles of Incorporation, as amended, of this Corporation, declaring said amendment to be advisable subject to the written consent of a majority of the stockholders of said Corporation in support thereof. The stockholders holding a majority of outstanding shares of common stock approved the amendment to the Articles of Incorporation, as amended, as follows:

RESOLVED, that the Articles of Incorporation, as amended, of the Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Global Entertainment Holdings, Incorporated.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a written consent of a majority of stockholders was obtained in accordance with Nevada Revised Statutes pursuant to which a total of 49,600,300 shares, constituting 58.8% of the total issued and outstanding shares of the Corporation were voted in favor of the amendment.

THIRD:  That said Amendment to the Articles of Incorporation, as amended, of this Corporation was duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this _____ day of ______, 2007.

By:
Terry Gabby, Secretary

ATTACHMENT B

STATE OF NEVADA

AMENDMENT OF

ARTICLES OF INCORPORATION, AS AMENDED OF LITFUNDING CORP.

(the “Corporation”)

The Corporation, organized and existing under and by virtue of the Laws of the State of Nevada, does hereby certify:

FIRST: That at a meeting of the Board of Directors of LitFunding Corp. (No. C14934-1996) held on September 26, 2007, a resolution was duly adopted recommending a proposed amendment of the Articles of Incorporation, as amended, of this Corporation, declaring said amendment to be advisable subject to the written consent of a majority of the stockholders of said Corporation in support thereof. The stockholders holding a majority of outstanding shares of common stock approved the amendment to the Articles of Incorporation, as amended, as follows:

RESOLVED, that the Articles of Incorporation, as amended, of the Corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall include the following provision:

The Board of Directors is authorized, without further approval of the stockholders, to take all steps necessary to effect, or in its discretion not to effect, a reverse split of the Common Stock of the Corporation on the basis of a ratio within the range of three to ten PRE-SPLIT shares for every one POST-SPLIT share of Common Stock, with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion (the "Reverse Split"), and further that the Board of Directors be authorized to take all other actions necessary and appropriate to effect such Reverse Split if so required.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a written consent of a majority of stockholders was obtained in accordance with Nevada Revised Statutes pursuant to which a total of 49,600,300 shares, constituting 58.8% of the total issued and outstanding shares of the Corporation were voted in favor of the amendment.

THIRD:  That said Amendment to the Articles of Incorporation, as amended, of this Corporation was duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __ day of ______, 2007.

By:
Terry Gabby, Secretary